UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2007

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-30955	87-0645378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Lake Street West, Suite 300 Wayzata, MN	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Copies of Communications to:
Best & Flanagan LLP
Attention: Ross C. Formell
225 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
(612) 339-7121
Fax (612) 339-5897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

On September 10, 2007 Northern Oil & Gas, Inc. (the “Company”) completed a private placement of 4,545,455 shares of common stock to accredited investors at a subscription price of $3.30 per share for total gross proceeds of $15,000,000.

In addition to common stock, investors purchasing shares in the private placement will also receive a warrant to purchase common stock. For each share of common stock purchased in this transaction, the purchaser will receive the right to purchase one-half share of Northern common stock at a price of $5.00 per share for a period of 18 months from the date of closing and the right to purchase one-half share of Northern common stock at a price of $6.00 for a period of 48 months from the date of closing.

FIG Partners, LLC Energy Research & Capital Partners served as the exclusive placement agent for the transaction for which it received consideration in cash and warrants.

In connection with the private placement, the Company has agreed to file a registration statement covering the shares with the United States Securities and Exchange Commission.

In addition, four of the Company’s founders have executed restriction agreements under which they agree not to sell shares of beneficial interest in the Company for a period of 18 months from the closing of this private placement, except under certain limited circumstances. Approximately 13,289,000 shares of the Company’s common stock are subject to the lock-up agreement.

A copy of the press release which the Company issued in connection with this transaction is attached as Exhibit 99.1.

Item 3.02 - Unregistered Sales of Equity Securities

On September 10, 2007, the Company completed an unregistered offering of 4,545,455 shares of common stock, and warrants to purchase 4,818,183 shares of common stock, to accredited investors. The Company believes that the issuance of the shares and warrants was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506. The recipients of the shares and warrants were afforded an opportunity for effective access to files and records of the Company that contained relevant information needed to make their investment decisions, including the Company’s financial statements and 1934 Act Reports. The Company reasonably believes that each recipient, immediately prior to issuing the shares and warrants, had such knowledge and experience in its financial and business matters that it was capable of evaluating the merits and risks of its investment. Each recipient had the opportunity to speak with the Company’s officers and directors prior to their investment decision.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

Exhibit 10.1 – Form of Subscription Agreement
Exhibit 10.2 – Form of Warrant
Exhibit 10.3 – Form of Registration Rights Agreement
Exhibit 10.4 – Placement Agent Agreement
Exhibit 10.5 – Form of Lock-Up/Leak-Out Agreement
Exhibit 99.1 – Press Release

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Placement Agent Agreement
10.5	Form of Lock-Up/Leak-Out Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

By:	/s/ Michael Reger
Michael Reger, Chief Executive Officer

Date: September 14, 2007